Exhibit 99.1


     Cirrus Logic Reports Fiscal Q4 and FY 2005 Financial Results

    AUSTIN, Texas--(BUSINESS WIRE)--April 27, 2005--Cirrus Logic Inc. (NASDAQ:CRUS) today announced financial results for the fourth fiscal quarter and fiscal year 2005, ended March 26, 2005.
    The company reported fourth quarter fiscal year 2005 revenue of $40.4 million compared with $44.0 million in the prior quarter. Fourth quarter gross margin was 53.1 percent, compared with 39.1 percent in the third quarter. The third quarter was impacted by inventory charges that reduced gross margin by 10.8 percentage points and a revenue deferral that further negatively impacted gross margin by 2.8 percentage points. Fourth fiscal quarter combined research and development and selling, general and administrative expenses were $22.0 million, compared with $25.1 million in the prior fiscal quarter.
    Net income in the fourth fiscal quarter was $2.5 million, or $0.03 per share. In the prior fiscal quarter, the company also reported net income of $2.5 million, or $0.03 per share. The fourth fiscal quarter operating expenses included a $3.0 million favorable sales tax benefit in SG&A, partially offset by $3.9 million of expenses primarily for amortization of acquired intangibles and restructuring-related items as announced in the third fiscal quarter. The company also recorded a $6.0 million income tax benefit during the fourth fiscal quarter. The third fiscal quarter results included a net benefit to income totaling $11.5 million, which primarily included various tax-related benefits partially offset by amortization of acquired intangibles and restructuring-related items.
    Total cash and marketable securities at the end of the fourth fiscal quarter was $179.7 million, compared with $178.4 million at the end of the prior fiscal quarter. Inventories were $26.6 million, down 18 percent or $5.7 million, from the end of December 2004.
    "We are pleased to have met our financial expectations for the quarter and to have successfully reduced inventory levels, despite the traditional post-holiday softening in demand," said David D. French, president and chief executive officer, Cirrus Logic. "We are particularly pleased with the strong gross margins delivered for our core products."
    As announced on April 25, 2005, Cirrus Logic intends to divest its digital video product line and focus operations around its core, high-precision analog, mixed-signal and embedded integrated circuits
(ICs) for audio and industrial applications. In the fourth quarter of fiscal year 2005, the company's core analog, mixed-signal and embedded products represented revenue of $36.7 million and the digital video product line represented revenue of $3.7 million. This compares with the prior fiscal quarter in which core analog, mixed-signal and embedded products represented revenue of $40.9 million and the digital video product line represented revenue of $3.1 million. The video product line gross margin for the fourth fiscal quarter was approximately 54 percent compared with the third fiscal quarter video product line gross margin loss of approximately 150 percent. In the fourth fiscal quarter, research and development and selling, general and administrative expenses associated with the digital video product line were estimated to range between $4.0 million to $4.5 million. Other operating expenses related to the video product line for the fourth fiscal quarter include the amortization of acquired intangibles of $3.2 million. The company does not track expenses to the detail level by product line and the video product line expenses are estimates. Inventory related to the digital video product line as of March 26, 2005 was valued at $5.2 million.
    "Based on our intent to divest the digital video product line, we expect to have greater focus on the strengths of the company, which are the analog, mixed-signal and embedded product lines. With a strong balance sheet, we enter fiscal year 2006 with the prospect of being profitable, even in a difficult period within the semiconductor industry," said French. On another note, French added, "I am encouraged by the strong gross margins for our core products and I am enthusiastically looking ahead at the growth opportunities for Cirrus Logic as we have positioned the company for profitability and growth within its broad, expanding customer base for analog, mixed-signal and embedded markets."

    Outlook and Guidance

    The company is providing the following guidance and will include the outlook for the digital video product line separately:


First Quarter FY 06 for analog, mixed-signal and embedded product ICs (ending June 25, 2005)
    -- Sales are expected to range between $40 million and $41 million, an increase from $36.7 million in the fourth fiscal quarter of 2005;

    -- Gross margin is anticipated to be between 55 percent and 57 percent;

    -- Combined R&D and SG&A expenses are expected to range between $20 million and $22 million;

    --  Inventory is expected to be reduced by 10 percent.

First Quarter FY 06 for the digital video product line (ending
June 25, 2005)

    -- Sales are expected to range between $6 million and $8 million, an increase from $3.7 million in the fourth fiscal quarter of 2005;

    -- Gross margin is anticipated to be between 44 percent and 46 percent;

    -- Combined R&D and SG&A expenses are expected to range between $4 million and $4.5 million;

    --  Inventory is expected to be reduced by 50 percent.

    Conference Call

    Cirrus Logic management will hold a conference call to discuss these results today, April 27, 2005 at 5:00 p.m. EDT. Those wishing to join should dial 201-689-8044 at approximately 4:50 p.m. EDT. A replay of the call will be available starting one hour after the completion of the call, through May 11, 2005. To access the replay, dial 201-612-7415 (account #: 2445; conference #: 146363). A live and an archived webcast of the conference call will also be available via the company's Web site at www.cirrus.com.

    Upcoming Conferences

    Cirrus Logic management will be presenting at two upcoming conferences in New York: The CIBC Communications & Technology
Conference on May 11, 2005 and the Piper Jaffray Technology Conference on May 13, 2005. Those wishing to listen to these presentations can hear a live and an archived webcast of these events via the company's Web site at www.cirrus.com.

    Cirrus Logic, Inc.

    Cirrus Logic develops high-precision, analog-rich mixed-signal integrated circuits for a broad range of consumer and industrial markets. Building on its broad analog mixed-signal patent portfolio, Cirrus Logic delivers highly optimized products for consumer and commercial audio, automotive entertainment and industrial applications. The company operates from headquarters in Austin, Texas, with offices in Colorado, Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

    Safe Harbor Statement

    Except for historical information contained herein, the matters set forth in this news release, including our estimates of first quarter fiscal year 2006 sales, gross margin, combined research and development and selling, general and administrative expense levels, inventory reduction, and expectations regarding our revenue growth are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially from our current expectations, estimates and assumptions and the forward-looking statements made in this press release. These risks and uncertainties include, but are not limited to, the following: overall conditions in the semiconductor market; our ability to introduce new products on a timely basis and to deliver products that perform as anticipated; risks associated with international sales and international operations; our ability to successfully complete the divestiture of the digital video product line; the results of any potential and pending litigation matters; the level of orders and shipments during the first quarter of fiscal year 2006, as well as customer cancellations of orders, or the failure to place orders consistent with forecasts; pricing pressures; hardware or software deficiencies; our dependence on subcontractors for assembly, manufacturing, packaging and testing functions; our ability to make continued substantial investments in research and development; foreign currency fluctuations; the retention of key employees; the impact of restructuring and other costs, such as work force reductions and facility consolidations; and the risk factors listed in our Form 10-K for the year ended March 27, 2004, and in other filings with the Securities and Exchange Commission. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

    Cirrus Logic and Cirrus are trademarks of Cirrus Logic Inc.

    Summary financial data follows:


                          CIRRUS LOGIC, INC.
            CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                             (unaudited)
                (in thousands, except per share data)


                                                Quarter Ended
                                       -------------------------------
                                        Mar. 26,    Dec. 25,  Mar. 27,
                                          2005       2004       2004
                                       ----------  ---------  --------

Net sales                                $40,415    $44,036   $50,214
Cost of sales                             18,955     26,834    23,921
                                       ----------  ---------  --------
  Gross Margin                            21,460     17,202    26,293
                                       ----------  ---------  --------
  Gross Margin Percentage                   53.1%      39.1%     52.4%

Operating expenses:
  Research and development                14,851     15,480    16,871
  Selling, general and administrative      7,127      9,611    14,635
  Restructuring and other costs              485      3,107       595
  Amortization of acquired intangibles     3,419      3,419     3,419
  Patent agreement, net                       --       (593)  (17,000)
                                       ----------  ---------  --------
       Total operating expenses           25,882     31,024    18,520
                                       ----------  ---------  --------
       Total operating expenses as a
        percent of revenue                  64.0%      70.5%     36.9%

Income (loss) from operations             (4,422)   (13,822)    7,773
Operating income (loss) as a percent
 of revenue                               (10.9%)    (31.4%)     15.5%

Realized gain on marketable equity
 securities                                  137         --     1,967
Interest income, net                         962        946       555
Other income (expense), net                  116        272       (11)
                                       ----------  ---------  --------
Income (loss) before income taxes and
 loss from discontinued operations        (3,207)   (12,604)   10,284
Benefit for income taxes                  (5,745)   (15,134)      (33)
                                       ----------  ---------  --------
Net income                                $2,538     $2,530   $10,317
                                       ==========  =========  ========

Basic and diluted income per share:        $0.03      $0.03     $0.12



  Basic weighted average common shares
   outstanding                            85,124     84,773    84,355
  Diluted weighted average common
   shares outstanding                     86,151     86,159    86,729

 Prepared in accordance with Generally Accepted Accounting Principles


                         CIRRUS LOGIC, INC.
          CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
               (in thousands, except per share data)


                                             Twelve Months
                                                 Ended
                                     ----------------------------
                                        Mar. 26,        Mar. 27,
                                          2005            2004
                                     --------------   -----------

Net sales                                 $194,900      $196,338
Cost of sales                              101,637        95,594
                                     --------------   -----------
  Gross Margin                              93,263       100,744
                                     --------------   -----------
  Gross Margin Percentage                    47.9%         51.3%

Operating expenses:
  Research and development                  66,831        76,168
  Selling, general and administrative       42,394        51,518
  Restructuring and other costs              9,463         9,526
  Amortization of acquired
   intangibles                              13,676        14,394
  Patent infringement settlements,
   net                                          --       (14,402)
  Litigation settlement                         --       (45,000)
  Patent agreement, net                       (593)      (17,000)
                                     --------------   -----------
       Total operating expenses            131,771        75,204
                                     --------------   -----------
       Total operating expenses as a
        percent of revenue                   67.6%         38.3%

Income (loss) from operations              (38,508)       25,540
Operating income (loss) as a percent
 of revenue                                 (19.8%)        13.0%

Realized gain on marketable equity
 securities                                    806        12,047
Interest income, net                         3,208         1,875
Other income (expense), net                    317           (18)
                                     --------------   -----------
Income (loss) before income taxes and
 loss from discontinued operations         (34,177)       39,444
Benefit for income taxes                   (20,789)       (7,059)
                                     --------------   -----------
Net income (loss)                         $(13,388)      $46,503
                                     ==============   ===========


Basic income (loss) per share:              $(0.16)        $0.55

Diluted income (loss) per share:            $(0.16)        $0.54


  Basic weighted average common
   shares outstanding                       84,746        84,019
  Diluted weighted average common
   shares outstanding                       84,746        85,602

 Prepared in accordance with Generally Accepted Accounting Principles


                          CIRRUS LOGIC, INC.
                 CONSOLIDATED CONDENSED BALANCE SHEET
                            (in thousands)


                                      Mar. 26,    Dec. 25,   Mar. 27,
                                        2005        2004       2004
                                     ----------- ----------- ---------
                                                 (unaudited)
ASSETS
Current assets
 Cash and cash equivalents             $79,235     $93,432  $157,893
 Restricted investments                  7,898       7,784     8,159
 Marketable securities                  91,559      61,893    27,093
 Accounts receivable, net               18,593      21,050    19,804
 Inventories                            26,649      32,330    29,632
 Other current assets                    6,600       7,249    10,547
                                     ----------- ----------- ---------
     Total Current Assets              230,534     223,738   253,128

Long-term marketable securities          1,021      15,319     6,996
Property and equipment, net             17,572      19,934    22,663
Intangibles, net                        10,786      14,807    28,638
Other assets                             2,897       2,907     3,247
                                     ----------- ----------- ---------
  Total Assets                        $262,810    $276,705  $314,672
                                     =========== =========== =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
 Accounts payable                      $10,546     $14,914   $19,317
 Accrued salaries and benefits           8,164       8,974     9,459
 Other accrued liabilities              10,799      15,809    20,447
 Deferred income on shipments to
  distributors                           7,935       7,877     3,506
 Income taxes payable                    9,276      15,075    30,107
                                     ----------- ----------- ---------
    Total Current Liabilities           46,720      62,649    82,836

Long-term restructuring accrual          3,678       3,411     7,114
Other long-term obligations              8,675       9,848    10,623

Stockholders' equity:
 Capital stock                         875,687     875,216   871,679
 Accumulated deficit                  (670,797)   (673,335) (657,409)
 Accumulated other comprehensive
  income (loss)                         (1,153)     (1,084)     (171)
                                     ----------- ----------- ---------
     Total Stockholders' Equity        203,737     200,797   214,099
                                     ----------- ----------- ---------
         Total Liabilities and
          Stockholders' Equity        $262,810    $276,705  $314,672
                                     =========== =========== =========

 Prepared in accordance with Generally Accepted Accounting Principles

    CONTACT: Cirrus Logic, Inc., Austin
             Investor Contact:
             John Kurtzweil, 512-912-3222
             InvestorRelations@cirrus.com
              or
             Summit IR Group Inc.
             Mary McGowan, 408-404-5401
             Mary@summitirgroup.com